EXHIBIT 11

                          Independent Auditors' Consent


     We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (1933 Act File No. 2-81915) of The Wright Managed Income Trust of our report on the financial statements of the Wright U.S. Treasury Money Market Fund, Wright U.S. Treasury Fund, Wright U.S. Treasury Near Term Fund, Wright Total Return Bond Fund and Wright Current Income Fund (the series constituting The Wright Managed Income Trust) dated January 31, 1997 which are incorporated by reference in the Statement of Additional Information and to the reference to us under the heading "Financial Highlights" appearing in the Prospectuses which are part of such Registration Statement.

     We also consent to the reference to our firm under the caption "Financial Statements" in the Statements of Additional Information of the Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 28, 1997